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                                   EXHIBIT 21
                       to Registrant's Report on Form 10-K
                        for the year-ended June 30, 1999

   SUBSIDIARIES OF THE REGISTRANT                                Jurisdiction
   ------------------------------                                ------------
   Baldwin Americas Corporation                                  Delaware
   Baldwin Europe Consolidated Inc.                              Delaware
   Baldwin Asia Pacific Corporation                              Delaware
   Baldwin Technology Limited                                    Bermuda
   Baldwin Document Finishing Systems, Inc.                      Delaware

   SUBSIDIARIES OF BALDWIN AMERICAS CORPORATION
   Baldwin Technology Corporation                                Connecticut
   Baldwin Enkel Corporation                                     Delaware
   Baldwin Graphic Systems, Inc.                                 Delaware

   SUBSIDIARIES OF BALDWIN TECHNOLOGY CORPORATION
   Baldwin Kansa Corporation                                     Kansas

   SUBSIDIARIES OF BALDWIN ENKEL CORPORATION
   Enkel International Sales Corporation                         Illinois
   Enkel Foreign Sales Corporation                               US Virgin Island

   SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED INC.
   Baldwin Europe Consolidated BV                                Netherlands

   SUBSIDIARIES OF BALDWIN EUROPE CONSOLIDATED BV
   Baldwin Graphic Equipment BV                                  Netherlands
   Baldwin German Capital Holding GmbH                           Germany
   Baldwin U.K. Holding Limited                                  United Kingdom
   BS Holding AB                                                 Sweden
   Baldwin France Sarl                                           France

   SUBSIDIARIES OF BALDWIN GERMAN CAPITAL HOLDING GMBH
   Baldwin  Grafotec GmbH                                        Germany
   Baldwin Auslandsbeteiligungs Holding GmbH                     Germany
   Baldwin International Products GmbH                           Germany

   SUBSIDIARIES OF BALDWIN U.K. HOLDING LIMITED
   Baldwin (UK) Ltd.                                             United Kingdom
   Acrotec UK Ltd.                                               United Kingdom

   SUBSIDIARIES OF BS HOLDING AB
   Amal AB                                                       Sweden
   IVT Graphics AB                                               Sweden
   Jimek AB                                                      Sweden

   SUBSIDIARIES OF ACROTEC UK LTD.
   Globaltec Ltd.                                                United Kingdom

   SUBSIDIARIES OF BALDWIN ASIA PACIFIC CORPORATION
   Baldwin Asia Pacific Ltd.                                     Hong Kong
   Baldwin Japan Ltd.                                            Japan
   Baldwin Printing Control Equipment (Beijing) Company, Ltd.    China
   BAP VC Limited                                                British Virgin Islands

   SUBSIDIARIES OF BALDWIN ASIA PACIFIC LTD
   Baldwin Graphic Equipment Pty. Ltd.                           Australia
   Baldwin Printing Controls Ltd.                                Hong Kong